Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview

On February 1, 2021, DuPont de Nemours, Inc. (“DuPont”) completed the previously announced separation of its Nutrition & Biosciences business (“N&B Business”) in a Reverse Morris Trust transaction through the distribution to its stockholders of Nutrition & Biosciences, Inc. (“N&B”), formed by DuPont as a wholly owned subsidiary to hold the N&B Business, followed by the merger of N&B with a wholly owned subsidiary of International Flavors & Fragrances (“IFF”), with N&B as the surviving corporation (the “Merger”). DuPont effected the distribution through an offer to exchange (the “Exchange Offer”) all shares of N&B common stock, par value $0.01 per share, (the “N&B Common Stock”) owned by DuPont for outstanding shares of DuPont common stock, par value $0.01 per share (the “DuPont Common Stock”). In the Exchange Offer, which was fully subscribed, DuPont accepted approximately 197.4 million shares of DuPont Common Stock in exchange for approximately 141.7 million shares of N&B Common Stock. In the Merger, each outstanding share of N&B Common Stock was converted into the right to receive one share of IFF common stock, par value $0.125 per share, and N&B survived the Merger as a wholly-owned subsidiary of IFF. In connection with and in accordance with the terms of the transaction, prior to the consummation of the Exchange Offer and the Merger, DuPont received a one-time cash payment of approximately $7.3 billion, (the “Special Cash Payment”). The Special Cash Payment is subject to potential post-closing adjustments for certain items.

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated financial statements of DuPont were derived from its historical consolidated financial statements and are being presented to give effect to the Exchange Offer, and the Special Cash Payment (collectively, the “Transactions”) and the related use of proceeds. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the Transactions as if they had occurred on that date. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 reflect pro forma results of DuPont’s operations as if the Transactions had occurred on January 1, 2019. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017 give effect to the pro forma discontinued operations presentation of the N&B Business in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”) for those historical periods.

The unaudited pro forma consolidated financial statements should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma consolidated financial statements, (ii) DuPont’s audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2019; and (iii) DuPont’s unaudited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in DuPont’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

The unaudited pro forma consolidated financial statements, prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X, are for informational purposely only and are not intended to be a complete presentation of DuPont’s operating results or financial position had the Transactions occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Beginning with DuPont’s first quarterly report on Form 10-Q for the period ended March 31, 2021, the N&B Business will be reflected in DuPont’s historical financial statements as discontinued operations, including for periods prior to the consummation of the Transactions. DuPont’s historical shares outstanding and weighted-average shares outstanding for periods prior to the first quarter ending March 31, 2021 will not reflect a reduction in shares as a result of the Exchange Offer.

DuPont de Nemours, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2020

	DuPont	Distribution of N&B	DuPont Adjusted [1]	Pro Forma Adjustments		DuPont Pro Forma
(in millions)	As Reported	Note 1	(subtotal)	Note 2
Assets
Current assets
Cash and cash equivalents	$4,008	$6,206	$10,214	$(3,846	) (a)	$6,368
Accounts and notes receivable – net	3,623	(1,077)	2,546	—		2,546
Inventories	3,902	(1,438)	2,464	—		2,464
Other current assets	238	(52)	186	—		186
Assets held for sale	835	—	835	—		835

Total current assets	12,606	3,639	16,245	(3,846)		12,399

Investments
Investment in nonconsolidated affiliates	951	(29)	922	—		922
Other investments	24	(2)	22	—		22
Noncurrent receivables	147	(9)	138	—		138

Total investments	1,122	(40)	1,082	—		1,082

Net property	9,686	(3,011)	6,675	—		6,675

Other assets
Goodwill	29,690	(11,218)	18,472	—		18,472
Other intangible assets	11,528	(3,360)	8,168	—		8,168
Restricted cash	6,206	(6,206)	—	—		—
Deferred income tax assets	237	(29)	208	—		208
Deferred charges and other assets	1,066	(300)	766	90	(b)	856

Total other assets	48,727	(21,113)	27,614	90		27,704

Total Assets	$72,141	$(20,525)	$51,616	$(3,756)		$47,860

Liabilities and Equity
Current liabilities
Short-term borrowings and finance lease obligations	$2,394	$(4)	$2,390	$—		$2,390
Accounts payable	2,685	(665)	2,020	—		2,020
Income taxes payable	414	(39)	375	—		375
Accrued and other current liabilities	1,364	(238)	1,126	—		1,126
Liabilities related to assets held for sale	127	—	127	—		127

Total current liabilities	6,984	(946)	6,038	—		6,038

Long-term debt	21,802	(6,195)	15,607	(5,000	) (a)	10,607

Other noncurrent liabilities
Deferred income tax liabilities	3,011	(887)	2,124	—		2,124
Pension and other post employment benefits	1,193	(199)	994	—		994
Other noncurrent obligations	1,033	(237)	796	—		796

Total other noncurrent liabilities	5,237	(1,323)	3,914	—		3,914

Total liabilities	$34,023	$(8,464)	$25,559	$(5,000)		$20,559

Equity
Total DuPont’s stockholders’ equity	37,559	(12,035)	25,524	1,244	(a)(b)	26,768
Noncontrolling interests	559	(26)	533	—		533

Total equity	38,118	(12,061)	26,057	1,244		27,301

Total Liabilities and Equity	$72,141	$(20,525)	$51,616	$(3,756)		$47,860

1.

Represents DuPont’s current best estimate of its unaudited pro forma consolidated balance sheet, reflecting the discontinued operations of its N&B Business. Actual results could differ from these estimates.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

for the Nine Months Ended September 30, 2020

	DuPont	Distribution of N&B	DuPont Adjusted [1]	Pro Forma Adjustments		DuPont Pro Forma
(in millions, except per share amounts)	As Reported	Note 1	(subtotal)	Note 2
Net sales	$15,145	$(4,557)	$10,588	$—		$10,588

Cost of sales	10,001	(2,967)	7,034	—		7,034
Research and development expenses	644	(178)	466	—		466
Selling, general and administrative expenses	1,698	(399)	1,299	—		1,299
Amortization of intangibles	1,591	(1,064)	527	—		527
Restructuring and asset related charges – net	807	(7)	800	—		800
Goodwill impairment charges	3,214	—	3,214	—		3,214
Integration and separation costs	469	(308)	161	—		161
Equity in earnings of nonconsolidated affiliates	172	(2)	170	—		170
Sundry income (expense) – net	627	4	631	—		631
Interest expense	573	(56)	517	(64	) (c)	453

Loss from continuing operations before income taxes	(3,053)	424	(2,629)	64		(2,565)

Provision for income taxes on continuing operations	100	124	224	15	(c)	239

Loss from continuing operations, net of tax	(3,153)	300	(2,853)	49		(2,804)

Net income from continuing operations attributable to noncontrolling interests	20	—	20	—		20

Net loss from continuing operations attributable to DuPont common stockholders	$(3,173)	$300	$(2,873)	$49		$(2,824)

Earnings (loss) per common share from continuing operations:
Basic [2]	$(4.31)					$(5.25)
Diluted [2]	$(4.31)					$(5.25)
Weighted average common shares outstanding:
Basic [2]	735.8			(197.4	) (d)	538.4
Diluted [2]	735.8			(197.4	) (d)	538.4
1.

Represents DuPont’s current best estimate of its retrospectively recast historical consolidated statement of operations for the nine months ended September 30, 2020 reflecting the discontinued operations of its N&B Business. Actual results could differ from these estimates.

2.

Pro forma basic and diluted earnings per share from continuing operations is calculated by dividing pro forma net loss from continuing operations available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2019

	DuPont	Distribution of N&B	DuPont Adjusted [1]	Pro Forma Adjustments		DuPont Pro Forma
(in millions, except per share amounts)	As Reported	Note 1	(subtotal)	Note 2
Net sales	$21,512	$(6,076)	$15,436	$—		$15,436

Cost of sales	14,056	(4,030)	10,026	—		10,026
Research and development expenses	955	(266)	689	—		689
Selling, general and administrative expenses	2,663	(606)	2,057	—		2,057
Amortization of intangibles	1,050	(349)	701	—		701
Restructuring and asset related charges - net	314	(162)	152	—		152
Goodwill impairment charges	1,175	(933)	242	—		242
Integration and separation costs	1,342	(85)	1,257	—		1,257
Equity in earnings of nonconsolidated affiliates	84	1	85	—		85
Sundry income (expense) - net	153	(9)	144	—		144
Interest expense	668	(1)	667	(69	)(c)	598

Loss from continuing operations before income taxes	(474)	348	(126)	69		(57)

Provision for (benefit from) income taxes on continuing operations	140	(142)	(2)	16	(c)	14

Loss from continuing operations, net of tax	(614)	490	(124)	53		(71)

Net income from continuing operations attributable to noncontrolling interests	30	(1)	29	—		29

Net loss from continuing operations attributable to DuPont common stockholders	$(644)	$491	$(153)	$53		$(100)

Earnings (loss) per common share from continuing operations:
Basic [2]	$(0.86)					$(0.18)
Diluted [2]	$(0.86)					$(0.18)
Weighted average common shares outstanding:
Basic [2]	746.3			(197.4	)(d)	548.9
Diluted [2]	746.3			(197.4	)(d)	548.9
1.

Represents DuPont’s current best estimate of its retrospectively revised historical consolidated statement of operations for the year ended December 31, 2019 reflecting the discontinued operations of its N&B Business. Actual results could differ from these estimates.

2.

Pro forma basic and diluted earnings per share from continuing operations is calculated by dividing pro forma net loss from continuing operations available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding. Pro forma net loss from continuing operations available for DuPont common stockholders is reduced by $1 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DuPont’s historical practice of paying dividend equivalents on unvested shares.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont

Unaudited Pro Forma Combined Statement of Operations

for the Year Ended December 31, 2018

	DuPont	Distribution of N&B	DuPont Pro Forma [1]
(in millions, except per share amounts)	As Reported	Note 1
Net sales	$22,594	$(6,216)	$16,378

Cost of sales	15,302	(4,179)	11,123
Research and development expenses	1,070	(273)	797
Selling, general and administrative expenses	3,028	(625)	2,403
Amortization of intangibles	1,044	(311)	733
Restructuring and asset related charges - net	147	(50)	97
Integration and separation costs	1,887	(42)	1,845
Equity in earnings of nonconsolidated affiliates	447	1	448
Sundry income (expense) - net	92	(1)	91
Interest expense	55	(1)	54

Income from continuing operations before income taxes	600	(735)	(135)

Provision for (benefit from) income taxes on continuing operations	195	(145)	50

Income from continuing operations, net of tax	405	(590)	(185)

Net income from continuing operations attributable to noncontrolling interests	39	—	39

Net income from continuing operations available to DuPont common stockholders	$366	$(590)	$(224)

Earnings per common share from continuing operations:
Basic [2]	$0.46		$(0.31)
Diluted [2]	$0.45		$(0.31)
Weighted average common shares outstanding:
Basic [2]	767.0		767.0
Diluted [2]	771.8		767.0
1.

Represents DuPont’s current best estimate of its retrospectively revised historical consolidated statement of operations for the year ended December 31, 2018 reflecting the discontinued operations of its N&B Business. Actual results could differ from these estimates.

2.

Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding. Pro forma net income available to DuPont common stockholders is reduced by $17 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2017

	DuPont	Distribution of N&B	DuPont Pro Forma [1]
(in millions, except per share amounts)	As Reported	Note 1
Net sales	$11,672	$(2,580)	$9,092

Cost of sales	9,558	(2,231)	7,327
Research and development expenses	657	(112)	545
Selling, general and administrative expenses	1,615	(269)	1,346
Amortization of intangibles	505	(104)	401
Restructuring and asset related charges - net	288	(20)	268
Integration and separation costs	1,007	(14)	993
Equity in earnings of nonconsolidated affiliates	367	(8)	359
Sundry income (expense) - net	66	(3)	63
Interest expense	—	—	—

(Loss) income from continuing operations before income taxes	(1,525)	159	(1,366)

Provision for (benefit from) income taxes on continuing operations	(1,758)	78	(1,680)

Income from continuing operations, net of tax	233	81	314

Net income from continuing operations attributable to noncontrolling interests	16	(1)	15

Net income from continuing operations available to DuPont common stockholders	$217	$82	$299

Earnings per common share from continuing operations:
Basic [2]	$0.39		$0.54
Diluted [2]	$0.38		$0.54
Weighted average common shares outstanding:
Basic [2]	526.6		526.6
Diluted [2]	532.7		532.7
1.

Represents DuPont’s current best estimate of its retrospectively revised historical consolidated statement of operations for the year ended December 31, 2017 reflecting the discontinued operations of its N&B Business. Actual results could differ from these estimates.

2.

Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding. Pro forma net income available to DuPont common stockholders is reduced by $13 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DISTRIBUTION OF N&B

The Distribution of N&B reflects DuPont’s current best estimate of the operations, assets, liabilities, and equity of the N&B Business prepared in accordance with discontinued operations guidance set forth in ASC 205. These amounts are considered preliminary and as such, actual amounts could differ from these estimates. ASC 205 does not allow general corporate overhead expenses to be allocated to discontinued operations. As a result, these amounts differ from the results of the N&B Business on a management reporting and external reporting basis.

On September 16, 2020, N&B completed an offering of $6.25 billion aggregate principal amount of senior unsecured notes in six series (the “N&B Notes Offering”). The net proceeds from the N&B Notes Offering were being held in escrow upon receipt and as such were reflected in DuPont’s historical consolidated balance sheet as “Restricted cash” at September 30, 2020. Immediately prior to the effective time of the Merger, the net proceeds of about $6.2 billion from the N&B Notes Offering were used to fund the Special Cash Payment and therefore were reclassified from “Restricted cash” to “Cash and cash equivalents” within the pro forma condensed consolidated balance sheet. N&B funded the remainder of the Special Cash Payment with proceeds from a loan under the senior unsecured term loan agreement which was drawn immediately prior to the Merger.

NOTE 2 – PRO FORMA ADJUSTMENTS

The unaudited pro forma Condensed Consolidated Balance Sheet as of September 30, 2020 and the unaudited pro forma Consolidated Statements of Operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 reflect the following pro forma adjustments discussed below.

Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(a)

Prior to the consummation of the Exchange Offer and the Merger, N&B made a Special Cash Payment to DuPont. The Special Cash Payment was approximately $7.3 billion, as adjusted by certain items provided under the Separation Agreement, including but not limited to, financing fees incurred or paid by DuPont prior to the Transactions. The Special Cash Payment was funded by N&B through a combination of net proceeds from the N&B Notes Offering as discussed in Note 1 and proceeds from the $1.25 billion N&B Term Loan Facility which were drawn by N&B immediately prior to the consummation of the Transactions.

On May 1, 2020, the Company completed an underwritten public offering of senior unsecured notes in the aggregate principal amount of $2 billion due May 1, 2023 (the “May 2020 Notes”). The consummation of the Merger triggered the special mandatory redemption feature of the May 2020 Notes. Accordingly, DuPont intends to use proceeds from the Special Cash Payment to redeem the May 2020 Notes in full together with unpaid interest in May 2021.

In November 2018, the Company entered into a term loan agreement that establishes two term loan facilities in the aggregate principal amount of $3 billion, (the “Term Loan Facilities”) which were fully drawn as of May 2019. On February 1, 2021, DuPont terminated its Term Loan Facilities and using the proceeds from the Special Cash Payment, repaid the aggregate outstanding principal amount of $3 billion plus accrued and unpaid interest through and including January 31, 2021.

The following table summarizes pro forma adjustments to cash and reduction to long-term debt as of September 30, 2020.

Special Cash Payment	$7,306
Net adjustments per the Separation Agreement	54
Less portion of the Special Cash Payment funded with proceeds from the N&B Notes Offering	(6,206)

Remaining portion of Special Cash Payment due from N&B	$1,154

Less cash paid to redeem May 2020 Notes and the Term Loan Facilities	(5,000)

Adjustment to cash	$(3,846)

Use of the full proceeds from the Special Cash Payment is not reflected in the pro forma balance sheet because such uses, other than the redemption of the May 2020 Notes and the Term Loan Facilities, are subject to management’s discretion and are not currently considered directly attributable to the Transactions.

(b)

In connection with the Transactions, DuPont, N&B and IFF entered into the Tax Matters Agreement, effective as of February 1, 2021 to allocate certain liabilities and other items. The unaudited pro forma consolidated balance sheet as of September 30, 2020 has been adjusted to reflect certain indemnification receivables arising under the terms of the Tax Matters Agreement.

The unaudited pro forma consolidated balance sheet as of September 30, 2020 does not reflect certain tax asset and liability balances that may differ from balances presented in the unaudited pro forma consolidated balance sheet above, pursuant to the implementation of the Tax Matters Agreement. Management anticipates additional impacts from the Tax Matters Agreement, however, the full financial impact cannot be determined at this time.

Unaudited Pro Forma Consolidated Statement of Operations:

(c)

Reflects removal of interest expense and the related impact on the provision for income taxes in the nine months ended September 30, 2020 related to the May 2020 Notes and the Term Loan Facilities and for the year ended December 31, 2019 related to the Term Loan Facilities.

(d)

The unaudited pro forma condensed consolidated financial statements for the nine months ended September 30, 2020 and year ended December 31, 2019 reflect approximately 197.4 million shares of DuPont common stock tendered and accepted in the Exchange Offer in exchange for approximately 141.7 million shares of N&B common stock, reflecting an exchange ratio of 0.7180 shares of N&B common stock for each share of DuPont common stock accepted for exchange in the Exchange Offer.

Number of shares of N&B common stock owned by DuPont prior to consummation of the Exchange Offer	141,740,461
Exchange ratio	0.7180

Total shares of DuPont common stock accepted for exchange in the Exchange Offer	197,410,113

Accordingly, basic and diluted weighted-average common shares outstanding have been reduced by 197.4 million shares in the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019.